Exhibit 10.2
EXECUTION COPY
FIRST AMENDMENT TO EXECUTIVE AGREEMENT
     THIS FIRST AMENDMENT dated December 28, 2005, is made by and between Pac-West Telecomm, Inc., a California corporation (the “Company”) and Henry R. Carabelli (“Executive”) for the purpose of amending certain provisions of the Executive Agreement between the parties entered into as of July 1, 2003 (“the Executive Agreement”).
1. Section 3 (e) of the Executive Agreement is amended to read as follows:
“(e) Additional Incentives. In order to better align the Executive’s incentives to long term shareholder value, by a grant dated December 29, 2003, the Company issued restricted stock units to Executive representing rights to receive 400,000 shares of the common stock of Company before giving effect to any stock split or reverse stock split. With the agreement of Executive, on December 28, 2005, the Company cancelled the prior grant of restricted stock units and approved the issuance of 400,000 shares of Restricted Stock in its place and stead. The parties are in agreement that 200,000 of such shares of restricted stock (adjusted for any Stock Split) shall become vested provided Executive remains employed by Company through June 30, 2009 or in the event of Change of Control. The parties are in further agreement that the right to the remaining 200,000 shares (adjusted for any Stock Split) will vest or become absolute upon the earlier of June 30, 2009 or the Company achieving the previously agreed to pre-established goals as set forth in the terms of the December 29, 2003 grant (which are also contained in the December 27, 2005 grant) during the term of Executive’s employment or in the event of a Change of Control. The terms of the 2005 grant are contained in a Grant agreement issued pursuant to the 1999 Pac-West Telecomm, Inc. Stock Incentive Plan (the “Plan”) as in effect at the time of the grant. The Shares of stock of the Company issued to the Executive shall be registered with the Securities and Exchange Commission under the Securities Act of 1933 pursuant to a then effective registration statement or shall be otherwise freely transferable by the Executive once vested.”
2. Except as amended by this FIRST AMENDMENT, the Executive Agreement remains in full force and effect in accordance with all of its original terms.

IN WITNESS WHEREOF, the parties have entered into this FIRST AMENDMENT on the date written above.
PAC-WEST TELECOMM, INC.
/s/ Sam Plum
Name: Sam Plum
Its: Compensation Committee Chair
EXECUTIVE
/s/ Henry R. Carabelli
Henry Carabelli

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